Exhibit 99.1

For more information, contact:

Novatel Wireless

Julie Cunningham

Vice President, IR and Communications

(858) 431-3711

Marcy Graham

Director, Investor Relations

(858) 320-8837

ir@nvtl.com

HOLD FOR RELEASE

NOVATEL WIRELESS REPORTS STRONG THIRD QUARTER FINANCIAL RESULTS

Revenue Grows 90% Year Over Year, GAAP EPS of $0.28 per share and

Non-GAAP EPS of $0.31 per share

SAN DIEGO, CA — November 5, 2007 — Novatel Wireless, Inc. (Nasdaq: NVTL), a leading provider of wireless broadband access solutions, today reported financial results for the third quarter ended September 30, 2007.

Revenue for the third quarter increased 90% to approximately $104.6 million versus revenue of $55.1 million reported in the same period last year. Third quarter GAAP net income was $9.2 million, or $0.28 per diluted share. This compares to GAAP net loss of $895,000 or $0.03 per diluted share in the prior year period. Third quarter GAAP results include approximately $1.1 million of non-cash share-based compensation expense, net of taxes, or $0.03 per diluted share. Excluding the effect of these charges, non-GAAP net income was $10.3 million or $0.31 per diluted share for the third quarter of 2007.

“Revenues were above previous guidance, increasing by 90% year-over-year as we continued to benefit from our leadership position as an innovative provider of 3G wireless products to our strategic customers,” said Brad Weinert, president of Novatel Wireless. “Quarterly revenues were spread across a balanced range of products with

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upside to the quarter from strong performance across our entire USB product line and major contributions from our next generation USB products in Europe and the U.S. which accounted for over $40 million in revenue.”

“Our new HSUPA USB product targeting the European market contributed over $5 million in revenues and helped drive strong international sales. Our HSPA revenue in the quarter was a record 29.6% of total sales,” added Mr. Weinert. “Even more importantly, our second generation EVDO USB modem, the innovative Ovation U727, was launched late in the third quarter in the U.S. market as the smallest form factor available, with a number of compelling new features not available in any other USB device currently on the market. These included storage capacity, GPS locate-and-find capabilities and Linux support. Based in part on the positive outlook for these products, we expect fourth quarter revenues to be the highest in company history as we move forward with strong momentum and record order flow.”

Reconciliation of GAAP to Non-GAAP Results

Three Months Ended September 30, 2007

(in thousands, except per share data)

	Net Income	Earnings Per Share, Diluted
GAAP	$9,195	$0.28

Adjustment:
Share-based compensation expense, net of income taxes	1,074	0.03

Non-GAAP	$10,269	$0.31

Fourth Quarter 2007 Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release for a description of risks. Please see the Company’s quarterly and annual reports on file with the Securities and Exchange Commission (SEC) for a more detailed description of risk factors.

The following table summarizes the Company’s financial guidance for the fourth quarter of 2007, which is based on the Company’s current business outlook as of the date of this press release. Revenue and earnings guidance for the fourth quarter of 2007 include expectations of strong demand for the company’s products, particularly its USB products, as well as assumptions about industry wide supply constraints on certain components. Non-GAAP earnings per diluted share are based on a projected tax rate of 35% and exclude FAS 123R share-based compensation expenses.

Fourth Quarter 2007
Revenue (in millions)	$120.0

GAAP Earnings Per Share, Diluted	$0.31

Adjustment:
Share-based compensation expense, net of income taxes	$0.03

Non-GAAP Earnings Per Share, Diluted	$0.34

Conference Call

The Company will host a live conference call for equity analysts and investors today to discuss its quarterly results at 4:30 p.m. ET. The conference call will be webcast live on the Novatel Wireless website at www.novatelwireless.com, under the "Investor Relations" section. Following the live webcast, an archived version will be available on the Novatel Wireless website. A telephonic replay of the conference call will also be available approximately two hours after the call and will be accessible for two business days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter pass code 11098877. International parties should call 303-590-3000 and enter pass code 11098877.

About Novatel Wireless

Novatel Wireless, Inc. is revolutionizing wireless communications. The Company is a leader in the design and development of innovative wireless broadband access solutions based on 3G WCDMA (HSDPA & UMTS), CDMA and GSM technologies. Novatel Wireless' Merlin TM PC Cards and ExpressCards, Expedite® Embedded Modules, MobiLink™Communications Software Suite, Ovation™ Fixed Mobile Convergence Products and Conversa™ Software Suite enable high-speed wireless access. The company delivers innovative 3G solutions to operators, distributors and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLE)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. Forward-looking statements, including without limitation, the information above under “Fourth Quarter 2007 Outlook”, involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include, without limitation, (1) the future demand for wireless broadband access to data, (2) the future growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies, (4) continued acceptance of the Company's current products and market demand for the Company's anticipated new product offerings in 2007, (5) increased competition and pricing pressure from current or new wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments, (10) dependence on a small number of customers, (11) the effect of changes in accounting standards and in aspects of our critical accounting policies and (12) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors detailed from time to time in the Company's SEC reports and filings (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures; GAAP EPS

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP net income and diluted earnings per share exclude share-based compensation expenses, net of income taxes. Non-GAAP net income and diluted earnings per share assume a tax rate which management believes reflects its long-term effective tax rate. Novatel Wireless uses these non-GAAP financial measures internally in analyzing its financial results and making operating decisions and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Novatel Wireless’ industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP net income and diluted earnings per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income and diluted earnings per share or any other performance measure determined in accordance with GAAP. We present non-GAAP net income and diluted earnings per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The share-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP net income and diluted earnings per share, management excludes share-based compensation expenses to facilitate its review of the comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP net income and diluted earnings per share also facilitates a comparison of Novatel Wireless’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income and diluted earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP net income and diluted earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP net income and diluted earnings per share are:

•	Other companies, including other companies in our industry, may calculate non-GAAP net income and diluted earnings per share differently than we do, limiting their usefulness as a comparative tool.

•

The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of share-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and diluted earnings per share. For more information, see the consolidated statements of income and the "Reconciliation of GAAP Net Income to Non-GAAP Net Income" contained in this press release.

©2007 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, MobiLink, Ovation and Conversa are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

NOVATEL WIRELESS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	As of
	September 30, 2007	December 31, 2006
ASSETS

Current assets:

Cash and cash equivalents	$67,060	$34,612
Marketable securities	57,349	48,071
Accounts receivable, net	70,586	47,774
Inventories	22,441	25,662
Deferred tax assets, net	5,931	5,931
Prepaid expenses and other	3,613	3,344

Total current assets	226,980	165,394

Property and equipment, net	22,831	15,501

Marketable securities	5,706	1,479

Intangible assets, net	1,452	2,411

Deferred tax assets, net	8,499	6,630

Other assets	275	230

	$265,743	$191,645

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$33,900	$39,346
Accrued expenses	30,697	18,063

Total current liabilities	64,597	57,409

Capital lease obligations, long-term	353	—

Total liabilities	64,950	57,409

Stockholders’ equity:

Common stock	33	30
Additional paid-in capital	395,390	356,138
Accumulated other comprehensive income (loss)	9	(31)
Accumulated deficit	(194,639)	(221,901)

Total stockholders’ equity	200,793	134,236

	$265,743	$191,645

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue	$104,616	$55,143	$311,891	$140,956

Cost of revenue	73,604	40,796	216,266	106,182

Gross margin	31,012	14,347	95,625	34,774

Operating costs and expenses:
Research and development	9,703	8,714	28,622	22,549
Sales and marketing	4,858	3,724	15,550	9,919
General and administrative	3,855	3,685	12,466	11,415

Total operating costs and expenses	18,416	16,123	56,638	43,883

Operating income (loss)	12,596	(1,776)	38,987	(9,109)

Other income (expense):
Interest income and expense, net	1,716	751	3,958	1,917
Other income (expense), net	136	(302)	510	1,229

Income (loss) before income taxes	14,448	(1,327)	43,455	(5,963)

Provision (benefit) for income taxes	5,253	(432)	16,193	(3,817)

Net income (loss)	$9,195	$(895)	$27,262	$(2,146)

Per share data:

Net income (loss) per share:
Basic	$0.29	$(0.03)	$0.88	$(0.07)
Diluted	$0.28	$(0.03)	$0.86	$(0.07)

Weighted average shares used in computation of Net income (loss) per share:
Basic	32,255	29,672	31,008	29,532
Diluted	32,954	29,672	31,605	29,532